UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 26, 2004

FIRSTBANK CORPORATION
Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-14209 (Commission File Number)	38-2633910 (IRS Employer Identification no.)

311 Woodworth Avenue Alma, Michigan	48801
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]   Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7.01 Regulation FD Disclosure

        On October 26, 2004, Firstbank Corporation issued a press release announcing a $0.21 per share quarterly cash dividend payable December 9, 2004 to shareholders of record on November 25, 2004.

Section 9.01 Financial Statements and Exhibits

        (c)         Exhibit

                 99.1     Press Release Dated October 26, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 26, 2004	FIRSTBANK CORPORATION (Registrant) By:/s/ Samuel G. Stone Samuel G. Stone Executive Vice President and CFO

EXHIBIT INDEX

99.1	Press Release Dated October 26, 2004.

EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE Date Submitted: October 26, 2004	Contact: Samuel G. Stone
NASDAQ Symbol: FBMI	Executive Vice President and Chief Financial Officer (989) 466-7325

Firstbank Corporation Announces Fourth Quarter Cash Dividend

Alma, MI (FBMI) — Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation, announced today that a $0.21 per share quarterly cash dividend will be paid December 9, 2004, to shareholders of record as of November 25, 2004.

The rate of $0.21 per share is unchanged from the rate paid in September of 2004. Combined with the impact of the 5% stock dividend paid on December 31, 2003, the cash dividend to be paid on December 9, 2004, represents a 10.3% increase in dividends per share compared to the year-ago level.

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $799 million and 35 banking offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank — Alma; Firstbank (Mt. Pleasant); Firstbank — West Branch; Firstbank — Lakeview; and Firstbank — St. Johns. Other corporate affiliates include 1st Armored, Inc.; 1st Title; Gladwin Land Company, Inc.; and C. A. Hanes Realty, Inc. Investment services are available through affiliations with Citizens Bank Wealth Management, MML Investors Services, Inc., and Raymond James Financial Services Inc.